Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

BETWEEN

BRIDGE CAPITAL HOLDINGS

AND

CARPENTER FUND MANAGER GP, LLC

AS GENERAL PARTNER

OF

EACH OF THE FOLLOWING INVESTMENT-RELATED LIMITED PARTNERSHIPS:

CARPENTER COMMUNITY BANCFUND, L.P.
CARPENTER COMMUNITY BANCFUND-A, L.P.
AND
 CARPENTER COMMUNITY BANCFUND-CA, L.P.

DATED AS OF DECEMBER 17, 2008

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This Amendment No. 1 to the Stock Purchase Agreement is made and entered into between BRIDGE CAPITAL HOLDINGS, a California corporation (the “Company”), and Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”).  The Manager and the Company are collectively referred to herein as the “Parties” and individually referred to herein as a “Party.”

WITNESSETH

WHEREAS, the Parties have entered into a Stock Purchase Agreement dated as of December 4, 2008 (the “Stock Purchase Agreement”);

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Stock Purchase Agreement; and

WHEREAS, the parties hereto desire to amend the Stock Purchase Agreement to clarify the terms of the investment.

AGREEMENT

NOW, THEREFORE, taking the foregoing recitals into account, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Stock Purchase Agreement shall be amended as follows:

1.	Amendment of Recital B.

Recital “B” of the Stock Purchase Agreement will be replaced in its entirety with the following:

“B.           The Company desires to sell 131,901 shares (the “Series B Shares”) of Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock of the Company having the terms set forth on Exhibit C (the “Series B Preferred Stock”) and 168,099 shares Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock (the “Series B-1 Shares”)(and together with the Series B Shares are referred to as the “Shares”) Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock of the Company having the terms set forth on Exhibit C (the “Series B-1 Preferred Stock”) (and together with the Series B Preferred Stock and the Series B-1 Preferred Stock are referred to as the “Preferred Stock”) each at a price of  $100.00 per share (the “Purchase Price”).  The Preferred Stock is convertible into common stock of the Company (the “Common Stock”).  The term “Securities” refers collectively to (1) the Series B Shares purchased under this Agreement (2) the Series B-1 Shares purchased under this Agreement, and (3) the shares of Common Stock into which the Preferred Stock is convertible.”

2.	Amendment of Recital C.

Recital “C” of the Stock Purchase Agreement is amended by deleting “Series B” from the second sentence of that recital.

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3.	Amendment of Section 4.3.

The third and fourth sentences of Section 4.3 of the Stock Purchase Agreement will be replaced in its entirety with the following:

“No other corporate proceedings on the part of the Company necessary to approve and authorize the execution and delivery of this Agreement and the Other Transaction Documents or the consummation of the transactions contemplated hereby and thereby in accordance with their terms, subject, in the case of the authorization and issuance of the shares Common Stock to be issued on conversion of the Preferred Stock to be purchased or acquired under this Agreement, the receipt of the approval by the Company’s shareholders of the Shareholder Proposals.  The only vote of the shareholders of the Company required to approve the conversion of the Preferred Stock into Common Stock and the springing voting rights of the Preferred Stock for purposes of Rule 4350 of the Nasdaq Marketplace Rules, is a majority of votes cast on such proposal, provided that the total vote cast on the proposal represents 50% in interest of all securities entitled to vote on the proposal.”

4.	Amendment of Section 4.8.

Subclause (B), (i) of Section 4.8 of the Stock Purchase Agreement will be replaced in its entirety with the following:

“(B), (i) subject in the case of the authorization of the issuance of the shares of Common Stock to be issued on conversion of the Series B Preferred Stock and the Series B-1 Preferred Stock to be purchased under this Agreement, to the receipt of the approval of the Company’s shareholders of the Shareholder Proposals, any provision of the Company articles of incorporation or bylaws or the Bank articles of association or bylaws,”

5.	Amendment of Section 4.9.

Section 4.9 of the Stock Purchase Agreement will be replaced in its entirety with the following:

“4.9           Valid Issuance of Stock.  The shares of Series B Preferred Stock and Series B-1 Preferred Stock (upon filing of the related Preferred Stock Certificate of Determination with the California Secretary) have been duly authorized by all necessary corporate action.  When issued and sold against receipt of the consideration therefore as provided in this Agreement and issued in accordance with the Preferred Stock Certificate of Determination, the Series B Shares and the Series B-1 Shares will be duly authorized and validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability, and, subject to accuracy of the Manager’s representations and warranties under Article V, will be issued in compliance with applicable federal and state securities laws.  The shares of Common Stock issuable upon conversion of the Preferred Stock, including any shares of Common Stock payable as dividends accrued on the Preferred Stock, will, upon receipt of approval or disapproval by the Company’s shareholders of the Shareholder Proposals and filing of the related Preferred Stock Certificate of Determination with the California Secretary, have been duly authorized by all necessary corporate action and when so issued upon such conversion will be validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability, and, subject to accuracy of the Manager’s representations and warranties under Article V, will be issued in compliance with applicable federal and state securities laws when issued in accordance with the Preferred Stock Certificate of Determination.  The Preferred Stock, the Common Stock issuable upon conversion of the Preferred Stock and any Common Stock dividends payable on the Preferred Stock will be free and clear of any Liens or encumbrances, other than any Liens or encumbrances created by or imposed upon the holders through no action of the Company; provided that the Preferred Stock, the shares of Common Stock issuable upon conversion of the Preferred Stock and any Common Stock dividends payable on the Preferred Stock may be subject to restrictions on transfer under state and/or federal securities laws or the Other Transaction Documents.  Except as set forth in this Agreement, the Other Transaction Documents or arising under the Rights Agreement, the Securities are not subject to any preemptive rights, rights of first refusal or restrictions on transfer.”

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6.	First Amendment of Section 6.1.

The first sentence of Subsection (b) of Section 6.1 of the Stock Purchase Agreement will be replaced in its entirety with the following:

“Unless this Agreement has been terminated pursuant to Section 7.1, the Company shall take all action necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders Meeting”), as promptly as practicable after the SEC confirms that it has no further comments on the Company Proxy Statement to vote on proposals (collectively, the “Shareholder Proposals”) to approve the following: (A) the authorization and issuance of the shares of Common Stock to be issued upon conversion of the Preferred Stock, and the springing voting rights of the Preferred Stock for purposes of Rule 4350 of the Nasdaq Marketplace Rules, (B) any increase in the size of the Board of Directors as required by Section 6.2 hereof, and (C) any other proposals necessary to permit the Company to issue the Common Stock issuable upon conversion of the Preferred Stock in accordance with the Preferred Stock Certificate of Determination. The Board of Directors shall, to the extent consistent with its fiduciary duties, unanimously recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposals (the “Board Recommendation”).”

7.	Second Amendment of Section 6.1.

The last sentence of Subsection (b) of Section 6.1 of the Stock Purchase Agreement will be deleted.

8.	Amendment of Section 6.2.

The first parenthetical in subsection (b) of Section 6.2 of the Stock Purchase Agreement will be replaced in its entirety with the following:

“(counting as shares owned by the Investors all shares of Common Stock into which shares of Preferred Stock are convertible and assuming to the extent Investors shall purchase any additional shares of Common Stock, any later such additional purchases shall be deemed to be shares)”

9.	Amendment of Section 6.10.

Section 6.10 of the Stock Purchase Agreement will be replaced in its entirety with the following:

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6.10           Reservation for Issuance.  The Company will reserve that number of shares of Common Stock reasonably anticipated to be sufficient for issuance upon conversion of the Preferred Stock owned at any time by the Investors without regard to any limitation on such conversion and that number of shares of Common Stock reasonably anticipated to be sufficient for the payment of dividends.

10.	Amendment of Section 9.2.

Section 9.2 of the Stock Purchase Agreement will be replaced in its entirety with the following:

9.2           Additional Restrictions on Transfers of Preferred Stock.  The shares of Preferred Stock shall be transferable by the Investors or any of its Affiliates only as follows: (i) to an Affiliate of the Investor under common control with the Manager, if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company), to be bound by the terms of this Agreement, (ii) to an Affiliate of the Company, (iii) to any limited partner or shareholder of the Investors, (iv) to any limited partner or shareholder of the Investors as long as no sole limited partner or shareholder owns more than 15% of any class, (v) in a widely distributed public offering registered pursuant to the Securities Act, (vi) upon certification by the transferor in writing to the Company that the transferor believes that the transferee shall not, after giving effect to such transfer, own for purposes of the BHCA, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of the Company outstanding at such time, or (vii) to a transferee that is acquiring a majority of the Company’s outstanding “voting securities” (as defined in the BHCA and any rules or regulations promulgated thereunder)(not including any voting securities such person is acquiring from the Investors or their Affiliates); provided, however, that the Series B Preferred Stock will not be subject to these transfer restrictions after the first to occur of a Shareholder Approval Date or a Shareholder Disapproval Date (as such terms are defined in the Preferred Stock Certificate of Determination); provided further, that the Series B-1 Preferred Stock will not be subject to these transfer restrictions after a Full Conversion Date (as such term is defined in the Preferred Stock Certificate of Determination).

In connection with any transfer of shares of Preferred Stock described in this Section 9.2 (iv), (v), (vi) and (vii), upon the request of the transferor, the transferor shall be entitled to surrender to the Company the shares of Preferred Stock to be so transferred, and, upon such surrender, the Company shall issue to the transferee, in lieu of shares of Preferred Stock surrendered, an equal number of shares of Preferred Stock, as the case may be, having identical terms in all respects to the shares of Preferred Stock so surrendered, except that the shares of Preferred Stock issued to the transferee shall not be subject to the transfer restrictions set forth in this Section 9.2.

11.	Amendment of Exhibit A.

Exhibit A (Schedule of Investors), of the Stock Purchase Agreement will be replaced in its entirety with the Amended Exhibit A attached hereto.

12.	Amendment of Exhibit C.

Exhibit C (Preferred Stock Certificate of Determination), of the Stock Purchase Agreement will be replaced in its entirety with the Amended Exhibit C attached hereto.

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13.	Amendment of Exhibit D.

Exhibit D (Management Rights Letter), of the Stock Purchase Agreement will be replaced in its entirety with the Amended Exhibit D attached hereto.

14.	Amendment of Exhibit E.

Exhibit E (Registration Rights Agreement), of the Stock Purchase Agreement will be replaced in its entirety with the Amended Exhibit E attached hereto.

15.	Amendment of Exhibit F.

Exhibit F (Voting Agreement), of the Stock Purchase Agreement will be replaced in its entirety with the Amended Exhibit F attached hereto.

16.           Effect of Amendment.  Upon execution of this Amendment, the Stock Purchase Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties thereto shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Stock Purchase Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Stock Purchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect; provided, however, that in the event of any conflict between this Amendment and any provisions of the Stock Purchase Agreement not amended hereby, this Amendment shall control in all respects and shall be interpreted in such manner to give full force and effect to the purposes and intent of this Amendment.

17.           Binding Effect.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

18.           Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

19.           Severability of Provisions.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, as to such jurisdiction, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

20.           Section Headings.  The headings of the various sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment or the Stock Purchase Agreement.

21.           Counterparts.  This Amendment may be executed in two counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

Company:

BRIDGE CAPITAL HOLDINGS

By:	/s/ Daniel P. Myers
Name: Daniel P. Myers
Title:President & Chief Executive Officer

Manager:

CARPENTER FUND MANAGER GP, LLC

ON BEHALF OF, AND AS THE GENERAL PARTNER OF: CARPENTER COMMUNITY BANCFUND, L.P., CARPENTER COMMUNITY BANCFUND-A, L.P. AND CARPENTER COMMUNITY BANCFUND-CA, L.P.

By:	/s/ James B. Jones
Name: James B. Jones
Title: Managing Member

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Amended Exhibit A

Schedule of Investors

		No. of Shares Total
		Series B	Common
		Preferred	Stock (if
		Shares	converted
		Series B-1	at a $10.00
	Aggregate	Preferred	conversion
Name & Address	Purchase Price	Shares	price)
Carpenter Community BancFund, LP	1,104,000.00	4,854	48,540
c/o Carpenter Fund Manager GP LLC
5 Park Plaza
Suite 950
Irvine, CA 92614		6,186	61,860

Carpenter Community BancFund-A, LP	27,798,000.00	122,219	1,222,190
c/o Carpenter Fund Manager GP LLC
5 Park Plaza
Suite 950
Irvine, CA 92614		155,761	1,557,610

Carpenter Community BancFund-CA, LP	1,098,000.00	4,828	48,280
c/o Carpenter Fund Manager GP LLC
5 Park Plaza
Suite 950
Irvine, CA 92614		6,152	61,520

TOTAL	$30,000,000.00	300,000	3,000,000

Amended Exhibit C

Certificate of Determination

CERTIFICATE OF DETERMINATION

OF

SERIES B MANDATORILY CONVERTIBLE CUMULATIVE PERPETUAL PREFERRED STOCK

AND

SERIES B-1 MANDATORILY CONVERTIBLE CUMULATIVE PERPETUAL PREFERRED STOCK

OF

BRIDGE CAPITAL HOLDINGS

a California corporation

Pursuant to Section 401(a) of the
California General Corporation Law

We Daniel P. Myers, President and Chief Executive Officer, and Thomas A. Sa, Executive Vice President and Chief Financial Officer, of Bridge Capital Holdings, a corporation organized and existing under the laws of California (hereinafter called the “Company”), do hereby certify as follows:

1. On December 12, 2008 the Board of Directors of the Company adopted a resolution designating 131,901 shares of Preferred Stock as Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and 168,099 shares of Preferred Stock as Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock.

2. No shares of Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and no shares of Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock have been issued.

3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the following resolution was duly adopted by the Board of Directors on December 12, 2008 creating two series of Preferred Stock, one designated as the Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and the second designated as the Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock:

“NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby establishes two series of Preferred Stock designated as (1) the “Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock,” consisting of 131,901 shares and (2) the “Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock,” consisting of 168,099 shares, each series of which have following rights, preferences, privileges and restrictions:

SERIES B AND SERIES B-1 PREFERRED STOCK:

Section 1.              Designation.  There are hereby created out of the authorized and unissued shares of preferred stock of the Company two series of preferred stock, one designated as the “Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”) and the second designated as the “Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock” (the “Series B-1 Preferred Stock”) (together, the Series B Preferred Stock and the Series B-1 Preferred Stock are referred to as the “Combined Preferred Stock”).  The number of shares constituting the Series B Preferred Stock shall be 131,901, no par value per share.  The number of shares constituting the Series B-1 Preferred Stock shall be 168,099, no par value per share.

Section 2.              Ranking.  The Combined Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) junior to any Series C Fixed Rate Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”), (ii) on a parity with each other and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Combined Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (iii) senior to the Company’s common stock (the “Common Stock”), the Series A Junior Preferred Stock and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Combined Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”).

The Company has the right to authorize or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders; provided however, that, until such time as all of the Series B Preferred Stock have been converted into shares of Common Stock, the Company shall not, without the prior written consent of the Series B Holders owning at least 50.1% of the then outstanding Series B Preferred Stock, create, authorize or designate any preferred stock of any class or series having any designations, preferences, relative, participating, optional or other rights ranking senior to or on parity with those of the Series B Preferred Stock. except for the Series C Preferred Stock; provided further, that, until such time as all of the Series B-1 Preferred Stock have been converted into shares of Common Stock, the Company shall not, without the prior written consent of the Series B-1 Holders owning at least 50.1% of the then outstanding Series B-1 Preferred Stock create, authorize or designate any preferred stock of any class or series having any designations, preferences, relative, participating, optional or other rights ranking senior to or on parity with those of the Series B-1 Preferred Stock, except for the Series C Preferred Stock.

Section 3.              Definitions.  The following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Applicable Conversion Price” means the Conversion Price in effect at any given time.

“Articles of Incorporation” means the Articles of Incorporation of the Company, as amended, and as supplemented by this Certificate of Determination, and as it may be further amended or supplemented.

“Beneficially Own” and its correlatives have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in California are generally required or authorized by law to be closed.

“Certificate of Determination” means this Certificate of Determination of the Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and the Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the Nasdaq Global Select Market on such date.  If the Common Stock is not traded on the Nasdaq Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of this Certificate of Determination, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the Nasdaq Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of the Nasdaq Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the Nasdaq Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the Nasdaq Global Select Market shall govern.

“Combined Preferred Stock” has the meaning set forth in Section 1.

“Common Stock” has the meaning set forth in Section 2.

“Common Stock Equivalent” means any security that directly or indirectly is convertible into, or exercisable for, shares of Common Stock.

“Company” means Bridge Capital Holdings, a corporation organized and existing under the laws of the state of California.

“Conversion Approvals” means the collective reference to the Shareholder Approval and the Regulatory Approvals.

“Conversion Cap Condition” means that if a Shareholder Approval Date has not occurred, shares of Series B Preferred Stock may not directly or indirectly convert into shares of Common Stock of the Company if such conversion would result in (a) the aggregate voting power of all Series B Preferred Stock outstanding plus Common Stock issued pursuant to the direct or indirect conversion of shares of Series B Preferred Stock exceeding (b) the voting power of 19.99% of the Common Stock outstanding as of the Effective Date.

“Conversion Price” means for each of the Series B Preferred Stock and the Series B-1 Preferred Stock, the Stated Price Per Share, as adjusted pursuant to the terms set forth herein.

“Current Market Price Condition” means if, on any applicable date, including any conversion date of Combined Preferred Stock into Common Stock or any Dividend Payment Date of the Combined Preferred Stock, the Twenty Day Trailing Closing Price Per Share is such that each share of Series B and Series B-1 Preferred Stock, if converted, would convert into the number of shares of Common Stock that, in the aggregate and based on such Twenty Day Trailing Closing Price Per Share, would have a value equal to or greater than the Purchase Price Per Share.

“Dividend Payment Date” has the meaning set forth in Section 4(a).

“Dividend Period” means each period from, and including, a Dividend Payment Date (or with respect to the first Dividend Period for each respective share of Combined Preferred Stock, the original issuance date) to, but excluding, the following Dividend Payment Date.

“Effective Date” means the date on which shares of the Series B Preferred Stock and Series B-1 Preferred Stock are first issued.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section 11(a).

“First Dividend Payment Date” has the meaning set forth in Section 4(a).

“First Full Conversion Date” has the meaning set forth in Section 8(c).

 “Full Conversion Date” means, with respect to the Combined Preferred Stock of any Holder, the date the Company and such Holder, as applicable, have received all Conversion Approvals necessary to permit such Holder to convert such shares of Combined Preferred Stock into authorized Common Stock without such conversion resulting in a Violation.

“Fundamental Change” means the occurrence, after the Effective Date and prior to the Mandatory Conversion Date, of the events set forth in any one of the following paragraphs:

(i)           any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (a), (b) or (c) of paragraph (iii) below;

(ii)           within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors:  individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)           there is consummated a merger, consolidation of the Company, or any direct or indirect subsidiary of the Company with any other corporation or any recapitalization of the Company (for purposes of this paragraph (iii), a “Business Event”) unless, immediately following such Business Event (a) the directors of the Company immediately prior to such Business Event continue to constitute at least a majority of the Board of Directors of the Company, the surviving entity, or any parent thereof, (b) the voting securities of the Company outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (c) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity or any parent thereof (except to the extent such ownership existed prior to the Business Event);

(iv)           the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company;

(v)           there is consummated an agreement for the sale, disposition, or long-term lease by the Company of substantially all of the Company’s assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition or

(vi)           the distribution directly to the Company’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of the Company that represent substantially all of the Company’s assets; or

(vii)           any other event that the Board of Directors, in its sole discretion, determines to be a Fundamental Change.

Notwithstanding the foregoing, a “Fundamental Change” under clauses (i) through (v) above shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions.

“Holder” means a Series B Holder or Series B-1 Holder.

“Junior Securities” has the meaning set forth in Section 2.

“Liquidation Preference” means, as to the Series B and Series B-1 Preferred Stock, the sum of (i) the Purchase Price Per Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization), plus (ii) the amount of all accrued but unpaid dividends thereon, whether or not declared, together with any other dividends declared but unpaid in respect of such share to the date fixed for distribution.

“Parity Securities” has the meaning set forth in Section 2.

“Per Share Price” means, with respect to any issuance of any class or series of Common Stock Equivalent, (A) the aggregate purchase price, including any exercise price (net of any brokerage, transaction, acquisition, advisory, due diligence, origination or similar fees, but excluding expense reimbursements and underwriting discounts, fees or commissions), paid or payable for such Common Stock Equivalents in such issuance, divided by (B) the number of shares of Common Stock into which all such Common Stock Equivalents would be converted if they were so converted immediately following such issuance.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Certificate” has the meaning set forth in Section 17(a).

 “Purchase Price Per Share” means One Hundred Dollars ($100.00).

“Quarterly Dividends” has the meaning set forth in Section 4(a).

“Record Date” has the meaning set forth in Section 4(b).

“Regulatory Approvals” means, with respect to any Holder, the receipt of approvals and authorizations of, filings and registrations with or notifications to, each only to the extent applicable and required, permit such Holder to acquire such Holder’s shares of Combined Preferred Stock, including the situation when the springing voting rights of the Combined Preferred Stock described in Section 12 are effective and to own the Combined Preferred Stock at that time without such Holder being in violation of applicable law, and to convert such Holder’s shares of Combined Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable law, including, without limitation, certification as a bank holding company by the United States Federal Reserve System, appropriate regulatory approvals by the Office of the Comptroller of the Currency and any other appropriate regulatory approvals.

“Reorganization Event” has the meaning set forth in Section 11(a).

“Rights Agreement” means that certain Rights Agreement dated as of August 21, 2008, by and between the Company and American Stock Transfer &Trust Company, LLC.

“Series A Junior Preferred Stock” means the shares of the Company’s Series A Junior Participating Preferred Stock, no par value, reserved for issuance pursuant to the Rights Agreement.

“Series B Holder” means the record holder of shares of the Series B Preferred Stock, which record holder may be treated by the Company as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Series B Preferred Stock” has the meaning set forth in Section 1.

 “Series B Quarterly Dividends” has the meaning set forth in Section 4(a).

“Series B-1 Holder” means the record holder of shares of the Series B-1 Preferred Stock, which record holder may be treated by the Company as the absolute owner of the shares of Series B-1 Preferred Stock for the purpose of making payment and for all other purposes.

“Series B-1 Preferred Stock” has the meaning set forth in Section 1.

“Series B-1 Quarterly Dividends” has the meaning set forth in Section 4(a).

“Series C Preferred Stock” has the meaning set forth in Section 2.

“Shareholder Approval” means the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote, as required by Rule 4350 of the Nasdaq Marketplace Rules, to approve the issuance of the Common Stock, issuable upon conversion of the Combined Preferred Stock issued in connection with the Stock Purchase Agreement and to approve the springing voting rights of the Combined Preferred Stock described in Section 12.

“Shareholder Approval Date” means the date on which the Shareholder Approval is obtained by the Company, provided the Shareholder Approval Date can never occur and be valid pursuant to the terms of this Certificate of Determination after a Shareholder Disapproval Date has occurred.

“Shareholder Disapproval” means the Company has held one shareholder meeting to obtain Shareholder Approval, and at that meeting, the Company failed to obtain Shareholder Approval and has not adjourned such meeting to solicit additional proxies.  For the avoidance of doubt, the Company has the authority to adjourn the meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the meeting to obtain the Shareholder Approval, and when the meeting is re-adjourned and finally held, then the Company will be deemed to have held one shareholder meeting; provided, however, that the maximum amount of time between the date of the first scheduled shareholder meeting, any successive adjournments and the final meeting may be no longer than 45 calendar days and if the time period is longer than that, then the Company will be deemed to have held one shareholder meeting..

“Shareholder Disapproval Date” means the date, if any, on which the Shareholder Disapproval occurs.

“Spin-Off” means a transaction in which the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit of the Company.

 “Stated Price Per Share” means Ten Dollars ($10.00) per share of Series B Preferred Stock and Series B-1 Preferred Stock as adjusted pursuant to the terms set forth herein.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of December 4, 2008, as amended, by and among the Company, Carpenter Community BancFund, LP, Carpenter Community BancFund-A, LP and Carpenter Community BancFund-CA, LP.

“Trading Day” means a day on which the shares of Common Stock:

(i)           are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)           have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Triple Liquidation Preference” means, as to the Series B and Series B-1 Preferred Stock, an amount equal to three times the Liquidation Preference (as defined above).

“Twenty Day Trailing Closing Price Per Share” means the average of the daily Closing Price per share of the Common Stock of each of the twenty consecutive Trading Days preceding the date in question.

“Violation” means any of the following circumstances resulting from any conversion of Combined Preferred Stock:  a violation of the shareholder approval requirements of Rule 4350 of the Nasdaq Marketplace Rules, or a violation of any rules or regulations of the United States Federal Reserve System or the Office of the Comptroller of the Currency.

Section 4.              Dividends and Repurchases.

(a)           Quarterly Dividend.  Holders of Series B Preferred Stock shall be entitled to receive cumulative cash dividends, payable when and as declared by the Board of Directors, but only out of assets legally available therefore, at an annual rate of 10% on the Purchase Price Per Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization or the like) (the “Series B Quarterly Dividends”).  Holders of Series B-1 Preferred Stock shall be entitled to receive cumulative cash dividends payable when and as declared by the Board of Directors, but only out of assets legally available therefore, at an annual rate of 10% on the Purchase Price Per Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization or the like) (the “Series B-1 Quarterly Dividends” and, together with the Series B Quarterly Dividends, the “Quarterly Dividends”).  Quarterly Dividends are cumulative and shall accrue on each share of Combined Preferred Stock (and the amount of any accrued and unpaid cash dividends for any prior Dividend Period on such share of Combined Preferred Stock, if any) during each Dividend Period, whether or not declared and shall compound on each subsequent Dividend Payment Date (i.e. no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date).  Subject to the foregoing, Quarterly Dividends shall be payable in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”), commencing as of April 15, 2009 (the “First Dividend Payment Date”).  If a Dividend Payment Date falls on a day that is not a Business Day, the Quarterly Dividends shall be paid on the next Business Day as if it were paid on the Dividend Payment Date, and no interest or other amount shall accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid.  If (i) the Shareholder Approval Date has occurred, and (ii) accrued Quarterly Dividends (including, if applicable dividends on such amount) on each share of Combined Preferred Stock are not declared and paid by the Board of Directors for four or more consecutive Dividend Payment Dates, then each Holder has the right to elect that such accrued and unpaid dividends be payable in shares of Common Stock equivalent in number to the amount of shares the accrued and unpaid cash dividends could purchase on the applicable Dividend Payment Date based on the Closing Price; provided, however, that cash may be issued solely in lieu of fractional shares.  Notwithstanding the foregoing, at any date on or after January 15, 2010 through June 30, 2010, if (i) all accrued Quarterly Dividends (including, if applicable, dividends on such amount) on the Combined Preferred Stock are paid in full as of such date, (ii) the Current Market Price Condition has been satisfied as of such date, and (iii) the Conversion Approvals have been received, then the Company has the option to declare and fully pay Quarterly Dividends on the Combined Preferred Stock that would otherwise accrue on the Combined Preferred Stock through June 30, 2010 (the “Prepaid Dividends”), and if the Company declares and pays in full the Prepaid Dividends, then Quarterly Dividends shall cease to accrue on the Combined Preferred Stock from the payment date of the Prepaid Dividends through June 30, 2010.

(b)           Record Date.  Quarterly Dividends declared by the Board of Directors shall be payable to the Holders of record, as applicable, as they appear on the Company’s stock register at the close of business on the first day of the month in which the relevant Dividend Payment Date occurs (the “Record Date”).  The Record Date shall apply regardless of whether any particular Record Date is a Business Day.

(c)           Computation.  Quarterly Dividends shall be computed on a 360/360 basis.

(d)           Cumulative Dividends.  Subject to Section 4(g) and the last sentence of Section 4(a), dividends on the Combined Preferred Stock shall be cumulative; in the event and to the extent that the Company fail to pay the Quarterly Dividends on the Combined Preferred Stock (and regardless whether the Board of Directors shall have declared such dividends), the amount of the unpaid dividends shall cumulate in successive periods, until paid in full.

(e)           Actions Allowed.  If Quarterly Dividends on all outstanding shares of the Combined Preferred Stock for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 4(a) dividends on such amount) have not been authorized, declared, and paid or set aside for payment or, if applicable, pre-paid through June 30, 2010 as described in Section 4(a), the Company shall not declare or pay dividends with respect to, or redeem purchase or acquire any Parity Securities or Junior Securities during the next succeeding Dividend Period, other than:

(i)           any declaration of a dividend in connection with any shareholders’ rights plan, including with respect to the Series A Junior Preferred Stock or any successor shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan,

(ii)           redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, or

(iii)           conversions into or exchanges for other Junior Securities or Parity Securities and cash solely in lieu of fractional shares of the Junior Securities or Parity Securities.

If accrued Quarterly Dividends (including, if applicable as provided in Section 4(a) dividends on such amount) for any Dividend Payment Date are not paid in full on the outstanding shares of the Combined Preferred Stock and there are issued and outstanding shares of Parity Securities then all dividends declared on shares of the Combined Preferred Stock and such Parity Securities shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Combined Preferred Stock (including, if applicable as provided in Section 4(a) above, dividends on such amount) and on all such Parity Securities otherwise payable (subject to their having been authorized by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

(f)           Dividend Preference.  If all accrued Quarterly Dividends (including, if applicable, dividends on such amount) on the Combined Preferred Stock are paid in full as of such date, then the Board of Directors may declare and pay a cash dividend in respect of any shares of Common Stock, as long as the Board of Directors shall declare and pay to the Holders of the Combined Preferred Stock a cash dividend in an amount per share of Combined Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which a share of Combined Preferred Stock would then be convertible, assuming receipt of Conversion Approvals.  Dividends payable to the Holders pursuant to this Section 4(f) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(f) are paid at the same time in respect of the Combined Preferred Stock.

(g)           Dividend Cessation. If, by June 30, 2010, any Holder has not received from the Federal Reserve System any required approvals for conversion of the Combined Preferred Stock to Common Stock and all other conditions for the conversion of the Combined Preferred Stock into Common Stock have been met, then additional Quarterly Dividends shall cease to accrue on the Combined Preferred Stock; provided, however, that the Combined Preferred Stock would otherwise continue to be convertible under the terms of this Certificate of Determination.

Section 5.              Liquidation.

(a)           Liquidation Preference.  In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, subject to the rights of the Series C Preferred Stock, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Triple Liquidation Preference per share of Combined Preferred Stock, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities.  Subject to the California General Corporation Law and other applicable law, after payment of the full amount of such liquidating distributions, Holders of the Combined Preferred Stock shall be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Combined Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

(b)           Insufficient Assets or Proceeds to Pay the Liquidation Preference.  In the event the assets of the Company, or proceeds thereof, available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Combined Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders of Combined Preferred Stock and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)           Transactions not Deemed a Liquidation.  The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.              Maturity.  The Combined Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Determination.

Section 7.              Redemptions.  The Combined Preferred Stock shall not be redeemable either at the Company’s option or at the option of the Holders at any time.

Section 8.              Conversion.

(a)           General.  The Series B Preferred Stock partially or fully converts into Common Stock as described in this Section 8.  The Series B-1 Preferred Stock shall either partially or fully convert into Common Stock as described in this Section 8.

The number of shares of Common Stock into which a share of Combined Preferred Stock shall potentially be convertible (subject to any limitations set forth in this Section 8) shall be determined by dividing (a) the Liquidation Preference by (b) the Applicable Conversion Price, plus any cash paid in lieu of fractional shares in accordance with Section 13.

The conversion procedures are set forth in Section 9.

(b)           Holder Optional Conversion.  After the first to occur of a Shareholder Approval Date or a Shareholder Disapproval Date, then as of the first Business Day following such date, each Series B Holder has the sole discretion, at any time and from time to time, to elect to convert any of its shares of Series B Preferred Stock into shares of Common Stock at the conversion rate set forth in Section 8(a), provided that the maximum number of shares of Series B Preferred Stock that the Holder may elect to convert at any time pursuant to this Section 8(b) is limited to the maximum number of such shares that may be converted without violating the Conversion Cap Condition or causing a Violation to occur and the remaining shares of Series B Preferred Stock will remain outstanding.  After a Full Conversion Date occurs, then as of the first Business Day following such date, each Series B-1 Holder has the sole discretion, at any time and from time to time, to elect to convert any of its shares of Series B-1 Preferred Stock into shares of Common Stock at the conversion rate set forth in Section 8(a).  Notwithstanding anything to the contrary, the elections described in this Section 8(b) expire upon the full mandatory conversion of the Combined Preferred Stock under Sections 8(c) or 8(d).

(c)           Full Conversion.  Notwithstanding any other provision of this Section 8, if the Full Conversion Date occurs, then as of the first Business Day following the later of the (i) Full Conversion Date or (ii) June 30, 2010 (such later date described in subparagraphs (i) and (ii) hereof is referred to as the “First Full Conversion Date”), each share of Series B Preferred Stock and Series B-1 Preferred Stock shall automatically convert into shares of Common Stock at the conversion rate set forth in Section 8(a); provided, however, that if the Current Market Price Condition has not been satisfied as of the First Full Conversion Date, then each share of Series B Preferred Stock and Series B-1 Preferred Stock shall remain outstanding and a new full conversion date shall be scheduled to the date that is 6 months thereafter, and will continue to be scheduled in 6-month intervals until the Current Market Price Condition is satisfied as of the earliest succeeding 6-month date, at which date, each share of Series B Preferred Stock and Series B-1 Preferred Stock shall automatically convert into shares of Common Stock at the conversion rate set forth in Section 8(a).  Notwithstanding anything to the contrary in this Section 8, in the event of Shareholder Disapproval, there shall be no conversion of shares of Combined Preferred Stock into shares Common Stock unless so elected by the Holder thereof pursuant to Section 8(b).

(d)           Company Optional Full Conversion.  During any 6-month conversion period subsequent to the First Full Conversion Date as described in Section 8(c), if the Current Market Price Condition is satisfied on any date during such period, then the Company has the option to convert each share of Series B Preferred Stock and Series B-1 Preferred Stock into shares of Common Stock at the conversion rate set forth in Section 8(a) as long as all accrued Quarterly Dividends (including, if applicable as provided in Section 4(a) above, dividends on such amount) are paid prior to conversion and the Board of Directors declares and fully pays Quarterly Dividends that would have accrued though the date of conversion.  In addition, at any date on or after January 15, 2010 through June 30, 2010, if (i) the Full Conversion Date has occurred, (ii) all accrued Quarterly Dividends (including, if applicable as provided in Section 4(a) above, dividends on such amount) have been paid in full on the Combined Preferred Stock, (iii) the Current Market Price Condition has been satisfied as of such date, and (iv) the Company declares and fully pays Quarterly Dividends that would have accrued through the date of conversion, then the Company has the option to convert each share of Series B Preferred Stock and Series B-1 Preferred Stock into shares of Common Stock at the conversion rate set forth in Section 8(a).

Section 9.              Conversion Procedures.

(a)           Conversion Notice.  Upon occurrence of a Shareholder Disapproval Date, a Shareholder Approval Date, a Full Conversion Date or another conversion date described in Section 8 with respect to shares of any Holder, the Company shall provide notice of conversion election rights or full conversion to such Holder.  In addition to any information required by applicable law or regulation, such notice with respect to such Holder shall state, as appropriate:

(i)           the conversion date applicable to such Holder;

(ii)           the number of shares of Common Stock to be issued upon conversion of each share of Combined Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iii)           if the Holder has the election right described in Section 8(b), information about how the Holder shall give written notice to the Company about electing to convert the shares of Combined Preferred Stock into Common Stock; and

(iv)           the place or places where certificates for shares of Combined Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b)           Optional Conversion.  If a Holder has the election right described in Section 8(b), at any time and from time to time, such Holder may give written notice to the Company that such Holder elects to convert any of its shares of the Combined Preferred Stock into Common Stock and, after receiving any applicable information required by applicable law or regulation, the Company shall as soon as practicable thereafter issue and deliver a certificate for such shares of Common Stock as the Holder is entitled.

(c)           Pro Rata Conversion.  In the event that a Full Conversion Date occurs and some, but not all, of the Conversion Approvals applicable to a particular Holder are obtained, such that the Full Conversion Date shall have occurred with respect to some, but not all, of the shares of Combined Preferred Stock held by such Holder, such Holder shall be entitled to select the shares to be surrendered pursuant to this Section 9 such that, after such surrender, the Holder no longer holds shares of Combined Preferred Stock as to which the Full Conversion Date shall have occurred.  In the event that such Holder fails to surrender the required number of shares pursuant to this Section 9 within 30 days after delivery of the conversion notice, the Company shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 8.

(d)           Effect of Conversion on Combined Preferred Stock.  Effective immediately prior to the close of business on a conversion date with respect any share of Combined Preferred Stock into Common Stock, dividends shall no longer be declared on any such converted share of Combined Preferred Stock and such share of Combined Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13, as applicable.  Prior to the close of business on any conversion date with respect to any share of Combined Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of such share of Combined Preferred Stock, shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Combined Preferred Stock except as otherwise provided herein.

(e)           Status of Converted Stock.  Shares of Combined Preferred Stock duly converted in accordance with this Certificate of Determination, or otherwise reacquired by the Company, will resume the status of authorized and unissued Combined Preferred Stock, undesignated and, after all shares of Combined Preferred Stock have been converted in full into Common Stock, available for future issuance.  The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Combined Preferred Stock.

(f)           Treatment of Record Holder.  The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Combined Preferred Stock shall be treated for all purposes as the record holders of such shares of Common Stock and/or securities as of the close of business on the applicable conversion date with respect thereto.  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Combined Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(g)           Surrender of Certificates.  On any Combined Preferred Stock conversion date, certificates representing shares of Common Stock shall be issued and delivered, or evidence of book-entry record ownership of the Common Stock delivered, to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Combined Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.            Adjustments to Conversion Price for Dilutive Issuances.

(a)           Except as provided in Section 10(c), the Conversion Price is subject to the following adjustments.

(i)           Common Stock Dividends and Distributions.  In the event the Company at any time or from time to time after the Effective Date issues, or fixes a record date for determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then in each such event the Conversion Price will be reduced, concurrently with such issuance or, in the event such record date is fixed, as of the close of business on such record date, to a price equal to such Conversion Price in effect immediately prior to such reduction multiplying by a fraction:

(A)           the numerator of which equals the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(B)           the denominator of which equals (1) the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus (2) the number of shares of Common Stock issuable in payment of such dividend or distribution.

In the event that such dividend or distribution described in this clause (i) is not paid in full or made in full, the Conversion Price shall be readjusted, effective as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this clause (i) to reflect the actual payment of such dividend or distribution.

(ii)           Subdivisions, Combinations or Consolidations of the Common Stock.  In the event the Company at any time or from time to time after the Effective Date subdivides, splits or combines the shares of Common Stock, then in each such event the Conversion Price will be adjusted, concurrently with such subdivision, split or combination, to a price equal to such Conversion Price in effect immediately prior to such subdivision, split or combination multiplied by a fraction:

(A)           the numerator of which equals the number of shares of Common Stock issued and outstanding immediately prior to the effective date of such subdivision, split or combination; and

(B)           the denominator of which equals the number of shares of Common Stock issued and outstanding immediately after the opening of business on the effective date of such subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company.  If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii)           Issuance of Common Stock and Common Stock Equivalents.  In the event the Company at any time or from time to time after the Effective Date issues any share of Common Stock or any Common Stock Equivalent for no consideration or at a Per Share Price less than the Conversion Price in effect immediately prior to such issuance (a “Dilutive Issuance”), then in each such event the Conversion Price will be reduced, concurrently with such Dilutive Issuance, to a price equal to such Conversion Price in effect immediately prior to such Dilutive Issuance multiplied by a fraction:

(A)           the numerator of which is equal to (1) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (2) the number of shares of Common Stock that the aggregate consideration received by the Company in connection with such Dilutive Issuance would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

(B)           the denominator of which is equal to (1) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (2) the number of shares of Common Stock issued in connection with such Dilutive Issuance, if any, plus (3) the number of shares of Common Stock issuable upon full exercise or conversion of the Common Stock Equivalents (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issued in connection with such Dilutive Issuance, if any.

(iv)           Debt or Asset Distributions.  In the event the Company at any time or from time to time after the Effective Date distributes to holders of its Common Stock shares of its capital stock (other than shares of Common Stock and other than as otherwise subject to adjustment pursuant to this Section 10), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights (excluding Common Stock Equivalents), or shall fix a record date for determination of holders of Common Stock entitled to receive such a distribution, in exchange for consideration in an amount less than the fair market value of the property so distributed, then in each such event the Conversion Price in effect immediately prior to such distribution will be reduced, concurrently with such distribution, to a price equal to such Conversion Price in effect immediately prior to such distribution multiplied by a fraction:

(A)           the numerator of which is equal to (1) the fair market value per share of Common Stock on such date minus (2) the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors; and

(B)           the denominator of which is equal to the fair market value per share of Common Stock on such date.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such distribution, to the Conversion Price that would then be in effect if such distribution had not been declared.

(v)           Cash Distributions.  In the event the Company at any time or from time to time after the Effective Date makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (1) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Combined Preferred Stock pursuant to Section 4(f), (2) any cash that is distributed in a Reorganization Event or as part of a Spin-Off, (3) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (4) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each such event the Conversion Price in effect immediately prior to such distribution will be reduced, concurrently with such distribution, to a price equal to such Conversion Price in effect immediately prior to such distribution multiplied by a fraction:

(A)           the numerator of which is equal to (1) the Closing Price per share of Common Stock on the Trading Day immediately preceding such distribution minus (2) the amount per share of Common Stock of the distribution; and

(B)           the denominator of which is equal to the Closing Price per share of Common Stock on the Trading Day immediately preceding such distribution.

In the event that such distribution described in this clause (v) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such distribution, to the Conversion Price that would then be in effect if such distribution had not been declared.

(vi)           Self Tender Offers and Exchange Offers.  In the event that at any time or from time to time the Company or any of its subsidiaries successfully completes a tender or exchange offer for Common Stock, but only where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

(A)           the numerator of which is equal to (1) the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer multiplied by (2) the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer (including any shares validly tendered and not withdrawn); and

(B)           the denominator of which is equal to (1) the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors, plus (2) the product of that number which is equal to (i) the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer multiplied by (ii) the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

If the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii)           Rights Plans.  To the extent that the Company has a rights plan in effect with respect to the Common Stock upon any conversion date with respect to the conversion of Combined Preferred Stock into Common Stock described in Section 8, then upon any such conversion of shares of the Combined Preferred Stock into Common Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan; provided, however, that if the rights have separated from the shares of Common Stock before the applicable conversion date, then the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b)           The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)           (i)           All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent.  No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that upon any conversion of Combined Preferred Stock to Common Stock pursuant to Section 8(b), 8(c) or 8(e), adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)           The Applicable Conversion Price shall not be adjusted:

(A)           upon the issuance of any Series C Preferred Stock and related warrants to the U.S. Treasury or its designee pursuant to the Emergency Economic Stabilization Act or any shares of Common Stock issued upon exercise of such warrants;

(B)           upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(C)           upon the issuance of up to 426,984 shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(D)           upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Effective Date;

(E)           for a change in the par value or no par value of Common Stock;

(F)           for accrued and unpaid dividends on the Combined Preferred Stock;

(G)           upon the payment of any dividend on the Combined Preferred Stock, whether in the form of cash or shares of Common Stock;

(H)           upon the issuance of Common Stock upon the conversion of any of the Combined Preferred Stock into Common Stock; or

(I)           upon the issuance of securities pursuant to the Stock Purchase Agreement.

(d)           Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall:  (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the one cent threshold set forth in Section 10(c)(i); (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one cent threshold set forth in Section 10(c) (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11.            Reorganization Events.

(a)           Reorganization Events.  In the event of:

(i)           any consolidation or merger of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii)           any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii)           any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv)           any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Combined Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Combined Preferred Stock would then be convertible (and assuming for purposes of this calculation, the receipt on the date such option is exercised of all Conversion Approvals) (such securities, cash and other property, the “Exchange Property”); provided, however, that if the Reorganization Event provides that each share of Common Stock shall receive Exchange Consideration in an amount such that each share of Combined Preferred Stock would convert into, or receive consideration, that in the aggregate would be less than the Purchase Price Per Share, then notwithstanding the foregoing sentence, each share of Combined Preferred Stock shall be entitled to receive that amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock that will receive consideration equivalent to the Liquidation Preference.

(b)           Reorganization Event Consideration.  In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.  The amount of Exchange Property receivable upon conversion of any Combined Preferred Stock shall be determined in accordance with the terms of Section 8 based on the Applicable Conversion Price in effect on the date immediately prior to such Reorganization Event; provided, however, that if the Reorganization Event provides that each share of Common Stock shall receive consideration in an amount such that each share of Combined Preferred Stock, would convert into, or receive consideration, that in the aggregate would be less than the Purchase Price Per Share, then notwithstanding the foregoing sentence, each share of Combined Preferred Stock shall be entitled to receive that amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock that will receive consideration equivalent to the Liquidation Preference.

(c)           Successive Reorganization Events.  The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)           Reorganization Notice.  The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 11.

(e)           Fundamental Change.  Notwithstanding anything to the contrary in this Section 11 or otherwise in this Certificate of Determination, in the event of any Fundamental Change that results from or in an agreement with any Person that constitutes a Fundamental Change and pursuant to which the Common Stock will be converted into or becomes entitled to receive cash, securities or other property or rights, such agreement must provide that either (i) the Series B Holders and the Series B-1 Holders shall receive, on an as-converted basis, effective immediately prior to the event constituting consummation of such Fundamental Change so as to be entitled to participate therein, the securities, cash and other property or rights receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an affiliate of such other party or (ii) that each share of Series B and Series B-1 Preferred Stock shall be converted into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

Section 12.            Voting Rights.

(a)           Series B Preferred Stock.  Series B Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in Section 2 and this Section 12; provided, however, that each Series B Holder will be entitled to voting rights as described in this Section 12(a).  Upon the first to occur of a Shareholder Disapproval Date or a Shareholder Approval Date, (i) if all Regulatory Approvals have not been received, then as of the first Business Day following such date, each Series B Holder will thereafter be entitled to 2 and 1/2 votes for each share of Series B Preferred Stock held as of the applicable date, or (ii) if all Regulatory Approvals have been received, then as of the first Business Day following such date (or if the Regulatory Approvals are received after the Shareholder Disapproval Date or Shareholder Approval Date, then on the first Business Day following the date such Regulatory Approvals are received), each Series B Holder will thereafter be entitled to 10 votes for each share of Series B Preferred Stock held as of the applicable date, on any matter that is submitted to a vote or for the consent of the shareholders of the Company, and, except as otherwise required by law or as set forth herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock, shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Company and shall be entitled to vote with the holders of Common Stock with respect to any matter upon which holders of Common Stock have the right to vote, except as otherwise provided herein or those matters required by law to be submitted to a class vote.

(b)           Series B-1 Preferred Stock.  Series B-1 Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in Section 2 and this Section 12; provided, however, that upon the Full Conversion Date, then as of the first Business Day following such date, each Series B-1 Holder will thereafter be entitled to ten votes for each share of Series B-1 Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the shareholders of the Company, and, except as otherwise required by law or as set forth herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock, shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Company and shall be entitled to vote with the holders of Common Stock with respect to any matter upon which holders of Common Stock have the right to vote, except as otherwise provided herein or those matters required by law to be submitted to a class vote.

(c)           Protective Provisions.  So long as any shares of Combined Preferred Stock are outstanding, the vote or consent of the holders of a majority of the voting power represented by the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate Liquidation Preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any amendment, alteration or repeal of any provision of the Articles of Incorporation (including this Certificate of Determination) that would increase or decrease the aggregate authorized shares of Series B or Series B-1 Preferred Stock or any Parity Security, increase or decrease the par value of the Series B or Series B-1 Preferred Stock or any Parity Security or alter or change the powers, preferences or special rights of the Series B or Series B-1 Preferred Stock or any Parity Security so as to affect them adversely.  If an amendment, alteration or repeal described above would adversely affect one or more but not all series of Combined Preferred Stock with like voting rights (including the Series B or Series B-1 Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock unless the vote of the other series of preferred stock is required by law.

(d)           Combined Preferred Stock Conversion.  Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Combined Preferred Stock shall have been converted into shares of Common Stock.

Section 13.            Fractional Shares.

(a)           No fractional shares of Common Stock will be issued as a result of any conversion of shares of Combined Preferred Stock.

(b)           In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8, the Company shall pay an amount in cash (computed to the nearest cent) upon conversion to Common Stock equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the conversion date.

(c)           If more than one share of Combined Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Combined Preferred Stock so surrendered.

Section 14.            Reservation of Common Stock.

(a)           Common Stock Issuable on Conversion of Combined Preferred Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of the Series B Preferred Stock as provided in this Certificate of Determination, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Stated Price Per Share.  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock solely for issuance upon the conversion of shares of Series B-1 Preferred Stock as provided in this Certificate of Determination, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B-1 Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Stated Price Per Share.  For purposes of this Section 14(b), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Combined Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.  The Company shall not issue capital stock at a price that would require the Conversion Price of the Combined Preferred Stock to be reduced (pursuant to the provisions of Section 10 hereof) to a price that would require the Company to issue shares of Common Stock upon the conversion of the Combined Preferred Stock in excess of the then authorized but unissued shares of Common Stock.

(b)           Authorization.  All shares of Common Stock delivered upon conversion of the Combined Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)           Compliance with Law.  Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Combined Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations with respect to each Holder thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

Section 15.            Replacement Certificates.

(a)           The Company shall replace any mutilated stock certificate at the Holder’s expense upon surrender of that stock certificate to the Company.  The Company shall replace stock certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the stock certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

(b)           The Company shall not be required to issue any stock certificates representing the Combined Preferred Stock one business days following the full conversion of the Combined Preferred Stock into Common Stock as provided in Section 8(c) or 8(d).  In place of the delivery of a replacement certificate following such date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock (or evidence of book-entry record ownership of such Common Stock) pursuant to the terms of the Combined Preferred Stock formerly evidenced by the certificate.

Section 16.            No Impairment.  The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Combined Preferred Stock against dilution or other impairment as provided herein.

Section 17.            Form and Transfer Restrictions.

(a)           Form.  Certificates representing the Series B and Series B-1 Preferred Stock (each a “Preferred Certificate”), shall be issued to Holders at their request.  Each Preferred Certificate shall include a reference incorporating the terms of this Certificate of Determination. In addition, the Preferred Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b)           Transfer Restriction.  The Combined Preferred Stock may only be transferred (i) to an affiliate of the initial investor or an affiliate of the Company, (ii) in a widespread public distribution, (ii) in transfers in which no transferee would receive 2% or more of the class or (iv) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the original investor.  The Series B Preferred Stock will be subject to these transfer restrictions until the first to occur of a Shareholder Approval Date or a Shareholder Disapproval Date.  The Series B-1 Preferred Stock will be subject to these transfer restrictions until a Full Conversion Date.

Section 18.            Miscellaneous.

(a)           All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Determination) with postage prepaid, addressed: (i) if to the Company, to its office at 55 Almaden Boulevard, Suite 200, San Jose, California, Attention: Chief Financial Officer, or (ii) if to a Holder, to the address or facsimile number appearing on the Company’s shareholder records or such other address or facsimile number as such Holder may provide to the Company in accordance with this Section 18.

(b)           The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Combined Preferred Stock or shares of Common Stock or other securities issued on account of Combined Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock, Series B-1 Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Combined Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

4. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:_____________________

Name: Daniel P. Myers
Its: Chief Executive Officer

Date:_____________________

Name: Thomas A. Sa
Its: Chief Financial Officer

Amended Exhibit D

Management Rights Letter

[Bridge Capital Holdings Letterhead]

December 17, 2008

Carpenter Fund Manager GP, LLC
5 Park Plaza, Suite 950
Irvine, CA  92614

Re:  Management Rights

Gentlemen:

This letter will confirm our agreement that pursuant to and effective as your purchase of 300,000 shares of convertible preferred stock of Bridge Capital Holdings (the “Company”), Carpenter Fund Manager GP, LLC (“Carpenter”), acting on behalf of each of the Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P., and the Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”), shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights and other rights specifically provided to all investors in the current financing if Carpenter is not represented on the Company’s Board of Directors in its capacity as general partner of the Investors:

1.           Carpenter shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Investors regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

2.           Carpenter may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to trade secrets need not be provided.

3.  If Carpenter is not represented on the Company’s Board of Directors in its capacity as general partner of the Investors, the Company shall make available to a representative of Carpenter copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect trade secrets, or to comply with applicable law or regulation regarding the confidentiality of the contents of reports of examination prepared by the Federal Reserve Board or the Office of the Comptroller of the Currency, or for other similar reasons.  Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, such representative may address the Board of Directors with respect to Carpenter’s concerns regarding significant business issues facing the Company.

Carpenter agrees, and any representative of Carpenter will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect when the Investors no longer hold securities representing more than 5% of the outstanding common stock of the Company or any successor organization (counting as shares owned by the Investors all shares into which the convertible preferred shares are convertible and assuming to the extent Investors shall purchase any additional shares of common stock, any later such additional purchases shall be deemed to be shares for purposes of determining the outstanding percentage).  The confidentiality provisions hereof will survive any such termination.

Very truly yours,

Bridge Capital Holdings

By:
Title:
AGREED AND ACCEPTED:

CARPENTER COMMUNITY BANCFUND, L.P.,
CARPENTER COMMUNITY BANCFUND-A, L.P.,
CARPENTER COMMUNITY BANCFUND-CA, L.P.
By:	CARPENTER FUND MANAGER GP, LLC
Their:	General Partner

	By:	James B. Jones
	Its:	Managing Member

70068450.2

Amended Exhibit E

Registration Rights Agreement

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

among

BRIDGE CAPITAL HOLDINGS

and

THE HOLDERS NAMED HEREIN

TABLE OF CONTENTS

Section 1.	DEFINITIONS	1

1.1.	Defined Terms	1

1.2.	General Interpretive Principles	4

Section 2.	REGISTRATION RIGHTS	4

2.1.	Shelf Registration	4

2.2.	Demand Registrations	5

2.3.	Incidental Registrations	7

2.4.	Black-out Periods	9

2.5.	Registration Procedures	10

2.6.	Underwritten Offerings	14

2.7.	No Inconsistent Agreements; Additional Rights	14

2.8.	Registration Expenses	14

2.9.	Indemnification	15

2.10.	Rules 144 and 144A	18

Section 3.	MISCELLANEOUS	18

3.1.	Term	18

3.2.	Injunctive Relief	19

3.3.	Attorneys’ Fees	19

3.4.	Notices	19

3.5.	Successors, Assigns and Transferees	20

3.6.	Governing Law; Service of Process; Consent to Jurisdiction	20

3.7.	Headings	21

3.8.	Severability	21

3.9.	Amendment; Waiver	21

3.10.	Counterparts	21

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 17, 2008 by and between Bridge Capital Holdings, a California corporation (the “Issuer”) and Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”).

Recitals

WHEREAS, the Issuer and the Manager on behalf of the Investors have entered into Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Investors shall, among other things, be issued shares of Series B Preferred Stock and shares of Series B-1 Preferred Stock, each of which are convertible into Common Stock of the Company; and

WHEREAS, as an inducement to the Investors to enter into the Stock Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement;

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  DEFINITIONS

1.1.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  All other capitalized terms shall have the meaning ascribed to them in the Stock Purchase Agreement.

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Issuer after consultation with counsel to the Issuer (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Issuer or its business or on the Issuer’s ability to effect a material acquisition, disposition or financing.

“Agreement” has the meaning set forth in the preamble hereto.

“Board of Directors” means the Board of Directors of the Issuer.

“Certificate of Determination” means the Certificate of Determination of the Issuer for the Series B Preferred Stock and the Series B-1 Preferred Stock.

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“Common Stock” means the common stock of the Issuer and any securities of the Issuer or successor of the Issuer into which such Common Stock is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise.

“Demand Registration” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

 “holder” or “holders” means any holder or holders of Registrable Securities who is a party hereto or who otherwise agrees in writing to be bound by the provisions of this Agreement pursuant to Section 3.5.

“Incidental Registration” has the meaning set forth in Section 2.3(a).

 “Investors” has the meaning set forth in the preamble hereto.

“Issuer” has the meaning set forth in the preamble and shall include the Issuer’s successors by merger, acquisition, reorganization or otherwise.

“Loss” has the meaning set forth in Section 2.9(a).

“Manager” has the meaning set forth in the preamble hereto.

 “Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Series B Preferred Stock and the Series B-1 Preferred Stock.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

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“Registrable Securities” means (i) all outstanding shares of Series B Preferred Stock, (ii) all outstanding shares of the Series B-1 Preferred Stock, (iii) all shares of Common Stock issued and issuable upon conversion of the Series B Preferred Stock and the Series B-1 Preferred Stock, (iv) all shares of Common Stock issued and issuable as a dividend in kind on the Series B Preferred Stock and the Series B-1 Preferred Stock, and (v) any shares of Common Stock or other securities that may be issued or distributed or be issuable in respect thereof by way of, share split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion or adjustment; provided however that any of the foregoing securities shall cease to be “Registrable Securities” to the extent (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or are transferable pursuant to such rule (without volume limitation or method of sale restrictions); or (iii) they shall have been otherwise transferred and (A) new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Issuer and (B) may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act.  For purposes of this Agreement, a “class” of Registrable Securities shall mean all Registrable Securities with the same terms and a “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the number of shares of such securities, in the case of Registrable Securities which are equity securities.

“registration” means a registration of the Registrable Securities for sale to the public under a Registration Statement.

“Registration Statement” means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Series B Preferred Stock” means the Series B Preferred Stock issued pursuant to the Stock Purchase Agreement.

“Series B-1 Preferred Stock” means the Series B-1 Preferred Stock issued pursuant to the Stock Purchase Agreement.  .

“Shelf Registration” means a registration effected pursuant to Section 2.1.

“Shelf Registration Statement” means a Registration Statement of the Issuer filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

“TARP Securities” includes any preferred stock and warrants sold to the United States Department of the Treasury pursuant to the TARP Capital Purchase Plan and any shares of common stock issued upon exercise or conversion thereof.

  “Underwritten Offering” means a registration in which securities of the Issuer are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

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1.2.  General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

Section 2.  REGISTRATION RIGHTS

2.1.       Shelf Registration.

(a)           Filing.  Subject to Section 2.1(c), on or before the 45th day following a request by one or more holders of Registrable Securities, file with the SEC a Shelf Registration Statement relating to the offer and sale of the requested Registrable Securities by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act.

(b)           Continued Effectiveness.  Subject to Section 2.1(c), the Issuer shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the holders until the earlier of (i) the termination of this Agreement or (ii) the date when all of the Registerable Securities thereunder have been sold or are no longer Registerable Securities.  The Issuer shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective if the Issuer voluntarily takes any action or omits to take any action that would result in the inability of any holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during the term of this Agreement, unless such action or omission is required by applicable law.

(c)           Suspension of Registration.  If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement; provided, however, that the Issuer shall not be permitted to do so (A) more than one time during any six month period, (B) for a period exceeding 45 days on any one occasion or (C) for a period exceeding 90 days in any 12 month period.  In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Shelf Registration in connection with any sale or offer to sell Registrable Securities. The Issuer shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.1(c). The Issuer represents that it has no knowledge of any circumstance that would reasonably be expected to cause the Issuer to exercise its rights under this Section 2.1(c).

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(d)           Underwritten Offering.  If the holders of not less than a majority of any class of Registrable Securities included in any offering pursuant to the Shelf Registration Statement so elect, such offering shall be in the form of an Underwritten Offering and the Issuer, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose.  The holders of a majority of the class of Registrable Securities included in such Underwritten Offering shall, after consulting with the Issuer, have the right to select the managing underwriter or underwriters for the offering.

(e)           Effect on Demand and Incidental Registration Obligation.  The provisions of Section 2.2 shall not apply to a class of Registrable Securities at any time the Issuer has filed and is maintaining the effectiveness of a Shelf Registration Statement for such class and is complying with its obligations under this Section 2.1 with respect to all Registrable Securities, but the provisions of Section 2.3 shall apply whether or not the Issuer has filed and is maintaining the effectiveness of a Shelf Registration Statement.

2.2.  Demand Registrations.

(a)	Demand by Holders

(1)           At any time the holders of not less than 25 percent of any class of the Registrable Securities may make a written request to the Issuer for registration of all or part of the Registrable Securities held by such holders.  Any such requested registration shall hereinafter be referred to as a “Demand Registration.”  Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof.

(2)           Within ten days following receipt of any request for a Demand Registration, the Issuer shall deliver written notice of such request to all other holders of Registrable Securities of the class or classes to be registered.  Thereafter, the Issuer shall include in such Demand Registration any additional Registrable Securities of each such class which the holder or holders thereof have requested in writing be included in such Demand Registration, provided that all requests therefor have been received by the Issuer within ten days of the Issuer’s having sent the applicable notice to such holder or holders.  All such requests shall specify the aggregate amount and class of Registrable Securities to be registered and the intended method of distribution of the same.  The Issuer may not include in such registration additional securities of the class or classes of the Registrable Securities to be registered hereunder, including securities to be sold for the Issuer’s own account or for the account of Persons who are not holders of Registrable Securities.

(3)           As promptly as practicable (and, in any event, within 45 days) following receipt of a request for a Demand Registration, the Issuer shall file a Registration Statement relating to such Demand Registration and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act.

(b)           Limitation on Demand Registrations.  In no event shall the Issuer be required to effect more than two Demand Registrations, nor shall the Issuer be required to effect more than one Demand Registration in any six month period.

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(c)           Demand Withdrawal.  A holder may withdraw its Registrable Securities from a Demand Registration at any time.  If all such holders do so, the Issuer shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration for purposes of Section 2.2(b) unless the withdrawal is based on (i) the reasonable determination of the holders who requested such registration that there has been, since the date of such request, a material adverse change in the business or prospects of the Issuer or in general market conditions or (ii) the acts or omissions of the Issuer.

(d)           Effective Registration.  The Issuer shall be deemed to have effected a Demand Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer.  No Demand Registration shall be deemed to have been effected if an Underwritten Offering is contemplated by such Demand Registration and the conditions to closing specified in the applicable underwriting agreement are not satisfied by reason of a wrongful act, misrepresentation or breach of such underwriting agreement or this Agreement by the Issuer.

(e)           Suspension of Registration.  If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration would result in an effective registration statement within 90 days of a underwritten offering by the Company of its equity securities for its own accounts or at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the such Registration Statement; provided however that such right to delay registration shall be exercised by the Issuer (A) only if the Issuer h generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times during any 12-month period and not more than 90 days in the aggregate in any 12-month period.  In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities.  The Issuer shall immediately notify the holders of the expiration of any period during which it exercised its rights under this Section 2.2(e).  The Issuer represents that it has no knowledge of any circumstance that would reasonably be expected to cause the Issuer to exercise its rights under this Section 2.2(e).

(f)           Underwritten Offering.  If the holders of not less than a majority of the Registrable Securities of any class which are included in any offering pursuant to a Demand Registration so elect, such offering shall be in the form of an Underwritten Offering.  The holders of a majority of the class of Registrable Securities included in such Underwritten Offering shall, after consulting with the Issuer, have the right to select the managing underwriter or underwriters for the offering subject to the right of the Issuer to select one co-managing underwriter reasonably acceptable to such holders.

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(g)           Priority of Securities Registered Pursuant to Demand Registrations.  If the managing underwriter or underwriters of a proposed Underwritten Offering of a class of Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the holders of a majority of a class of Registrable Securities included in such Registration Statement), inform the holders of such Registrable Securities in writing that, in its or their opinion, the number of securities of such class requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, the number of Registrable Securities of such class that can be included without having such an adverse effect shall be allocated pro rata among the holders which have requested participation in the Demand Registration (based, for each such holder, on the percentage derived by dividing (i) the number of Registrable Securities of such class which such holder has requested to include in such Demand Registration by (ii) the aggregate number of Registrable Securities of such class which all such holders have requested to include).   To the extent that any Registrable Securities requested to be registered are so excluded, the holders shall have the right to one additional Demand Registration under this Section 2.2.

(h)           Registration Statement Form.  Registrations under this Section 2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Issuer and as shall be reasonably acceptable to the holders of a majority of each class of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders’ requests for such registration.

2.3.  Incidental Registrations.

(a)	Participation

(1)           If the Issuer at any time proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any holders of its securities (other than (A) a registration under Section 2.1 or 2.2 hereof, (B) a registration on Form S-4 or S-8 or any successor form to such forms, or (C) a registration of securities solely relating to an offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement, then, as soon as practicable (but in no event less than 20 days prior to the proposed date of filing such Registration Statement), the Issuer shall give written notice of such proposed filing to all holders of Registrable Securities, and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing (an “Incidental Registration”).  Subject to Section 2.3(b), the Issuer shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 20 days after the receipt by such holder of any such notice.  If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer may, at its election, give written notice of such determination to each holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

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(2)           If the offering pursuant to an Incidental Registration is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Issuer shall make such arrangements with the underwriters so that each such holder may participate in such Underwritten Offering on the same terms as the Issuer and other Persons selling securities in such Underwritten Offering.  If the offering pursuant to such registration is to be on any other basis, then each holder making a request for an Incidental Registration pursuant to this Section 2.3(a) must participate in such offering on such basis.

(3)           Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder’s Registrable Securities from an Incidental Registration at any time; provided however that, except in the case of a withdrawal pursuant to Section 2.6(b), the Issuer shall be entitled to reimbursement from the holder of such withdrawn Registrable Securities for any SEC registration fees incurred by the Issuer in connection with the registration of the Registrable Securities being withdrawn.

(b)           Priority of Incidental Registration.  If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of securities included in an Incidental Registration (or in the case of an Incidental Registration not being underwritten, the Issuer) informs the holders of Registrable Securities of any class sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered or the Issuer’s common stock, then the securities of each class to be included in such registration shall be allocated as follows:

(1)           first, 100% of the securities that the Issuer or (subject to Section 2.7) any Person (other than a holder of Registrable Securities) exercising a contractual right to demand registration has proposed to sell shall be included therein, if any;

(2)           second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of such class, if any, that, in the opinion of such underwriter or underwriters (or in the case of an Incidental Registration not being underwritten, the Issuer), can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among the holders which have requested participation in the Incidental Registration (based, for each such holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such holder has requested to include in such Incidental Registration by (y) the aggregate number of Registrable Securities of such class which all such holders have requested to include); and

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(3)           third, and only if all of the Registrable Securities referenced in clauses (1) and (2) have been included, any other securities eligible for inclusion in such registration shall be included therein.

2.4.  Black-out Periods

(a)           Black-out Periods for Holders.  In the event of a registration by the Issuer, the holders of Registrable Securities agree, if (i) requested by the Issuer (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters) and (ii) such holders are offered an opportunity to participate in such registration pursuant to Section 2.3(a) without any exclusion of holder securities pursuant to Section 2.3(b), not to effect any public sale or distribution (excluding any sale pursuant to Rule 144 or Rule 144A under the Securities Act) of any securities (except, in each case, as part of the applicable registration, if permitted) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by the Issuer or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent such holders are timely notified in writing by the Issuer or the managing underwriter or underwriters.

(b)	Black-out Period for the Issuer and Others.

(1)           In the case of a registration of a class of Registrable Securities pursuant to Section 2.1 or 2.2 (involving the offering and sale of equity securities or securities convertible into or exchangeable for equity securities), the Issuer agrees, if requested by the holders of a majority of such class of Registrable Securities to be sold pursuant to the such registration (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering), not to effect (or register for sale) any public sale or distribution of any securities which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such holders or such underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration (or, in the case of an Underwritten Offering under the Shelf Registration, the date of the closing under the underwriting agreement in connection therewith), to the extent the Issuer is timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters.  Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms, or (B) as part of any registration of securities for offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement.

(2)           The Issuer agrees to use all reasonable efforts to obtain from each holder of restricted securities of the Issuer which are the same as or similar to those being registered by the Issuer, or which are convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities (other than securities purchased in a public offering) during any period referred to in this Section 2.4(b), except as part of any such registration if permitted.  Without limiting the foregoing (but subject to Section 2.7), if after the date hereof the Issuer grants any Person (other than a holder of Registrable Securities or TARP Securities) any rights to demand or participate in a registration, the Issuer agrees that the agreement with respect thereto shall include such Person’s agreement as contemplated by the previous sentence.

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2.5.  Registration Procedures.

(a)           In connection with the Issuer’s registration obligations in this Agreement, the Issuer will, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer will:

(1)           before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith,  furnish to the underwriter or underwriters, if any, and to one representative of the holders of each class of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel and, except in the case of a registration under Section 2.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of the class of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

(2)           prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder); (B) necessary to keep such registration effective for the period of time required by this Agreement or (C) reasonably requested by the holders of a majority of any class of the participating Registrable Securities;

(3)           notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Issuer (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

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(4)           promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(5)           make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(6)           promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities of the class being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(7)           furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the applicable Registration Statement;

(8)           deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such holder or managing underwriter may reasonably request (it being understood that the Issuer consents to the use of the Prospectus by each of the selling holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus) and such other documents as such selling holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

(9)           on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

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(10)           cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(11)           not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(12)           obtain for delivery to the holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Issuer dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of each such class and underwriter or underwriters, if any, and their respective counsel;

(13)           in the case of an Underwritten Offering, obtain for delivery to the Issuer and the underwriter or underwriters, if any, with copies to the holders of Registrable Securities included in such registration, a cold comfort letter from the Issuer’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(14)           cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(15)           use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(16)           provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(17)           cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Issuer’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Issuer’s securities of such class are then quoted;

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(18)           make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the holders of a majority of the Registrable Securities of each class covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the Issuer’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (18) into customary confidentiality agreements in a form reasonably acceptable to the Issuer);

(19)           in the case of  an Underwritten Offering, cause the senior executive officers of the Issuer to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

(20)           promptly after the issuance of an earnings release or upon the request of any holder, prepare a current report on Form 8-K with respect to such earnings release or a matter of disclosure as requested by such holder and file such Form 8-K with the SEC.

(b)           The Issuer may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding the distribution of such Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Issuer may from time to time reasonably request.  Each holder of Registrable Securities agrees to furnish such information to the Issuer and to cooperate with the Issuer as necessary to enable the Issuer to comply with the provisions of this Agreement.  The Issuer shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

(c)           Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.5(a)(4), such holder will discontinue disposition of its Registrable Securities pursuant to such Registration Statement until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(4), or until such holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus and, if so directed by the Issuer, such holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities which are current at the time of the receipt of such notice.  In the event that the Issuer shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(4) or is advised in writing by the Issuer that the use of the Prospectus may be resumed.

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2.6.  Underwritten Offerings.

(a)           Underwriting Agreements.  If requested by the underwriters for any Underwritten Offering requested by holders pursuant to Section 2.1 or 2.2, the Issuer and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Issuer, the holders of a majority of each class of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.9.  The holders of any Registrable Securities to be included in any Underwritten Offering pursuant to Section 2.3 shall enter into such an underwriting agreement at the request of the Issuer.  All of the representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such underwriters included in each such underwriting agreement shall also be made to and for the benefit of such holders and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders.  No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such holder, such holders Registrable Securities, such holder’s intended method of distribution and any other representations required by law.

(b)           Price and Underwriting Discounts.  In the case of an Underwritten Offering requested by holders pursuant to Section 2.1 or 2.2, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by the holders of a majority of such class of Registrable Securities.  In the case of any Underwritten Offering pursuant to Section 2.3, such price, discount and other terms shall be determined by the Issuer, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.3(a)(3) after being advised of such price, discount and other terms.

(c)           Participation in Underwritten Offerings.  No holder may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

2.7.  No Inconsistent Agreements; Additional Rights.  Other than any agreement concerning TARP Securities, the Issuer will not enter into, and is not currently a party to, any agreement which is, or could be, inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

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2.8.  Registration Expenses.

(a)           The Issuer shall pay all of the expenses set forth in this paragraph (a) in connection with a registration under this Agreement of Registrable Securities.   Such expenses are (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the FINRA, (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer, (v) Securities Act liability insurance or similar insurance if the Issuer so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system, (vii) expenses of  counsel to the underwriters and (viii) all applicable rating agency fees with respect to any applicable Registrable Securities.  In addition, in all cases the Issuer shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Issuer.  In addition, the Issuer shall pay all reasonable fees and disbursements of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered and all fees and expenses of accountants to the holders of Registrable Securities being sold but, in any case, not to exceed, in the aggregate, $40,000 per registration statement.

(b)           The Issuer shall also be required to pay any other costs or expenses in the course of the transactions contemplated hereby; provided however, underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities shall be paid by holders participating in the offering.

2.9. Indemnification.

(a)           Indemnification by the Issuer.  The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and their respective officers, directors, advisors and agents and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Issuer shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by such holder expressly for use in the preparation thereof.  This indemnity shall be in addition to any liability the Issuer may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any indemnified party and shall survive the transfer of such securities by such holder. The Issuer will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons.

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(b)           Indemnification by the Holders.  Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Issuer, its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Issuer specifically for inclusion in such Registration Statement.  This indemnity shall be in addition to any liability such holder may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer or any indemnified party.  In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation.  The Issuer shall be entitled to receive indemnities from, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.  Each holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Issuer.

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(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder.  If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors.  No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation.  The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (together with one firm of local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties,  in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

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(d)           Contribution.  If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.9, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than the Issuer) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.10.  Rules 144 and 144A.  The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it will, upon the request of any holder of Registrable Securities after the transfer date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act, and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any holder of Registrable Securities, the Issuer will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3. MISCELLANEOUS

3.1.  Term.  This Agreement shall terminate upon termination of the Stock Purchase Agreement and if the transactions contemplated by the Stock Purchase Agreement are completed on the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) the holders are permitted to sell their Registrable Securities under Rule 144 under the Securities Act (or any similar provision then in force permitting the sale of restricted securities) without limitation on the amount of securities sold or the manner of sale.  The provisions of Section 2.9 and Section 2.10 shall survive any termination after completion of the transactions contemplated by the Stock Purchase Agreement.

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3.2.  Injunctive Relief.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law.  Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.  Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

3.4.  Notices.  All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)           if to the Issuer to:

BRIDGE CAPITAL HOLDINGS.
55 Almaden Boulevard
San Jose, California 95113
Attention: Chief Financial Officer
Facsimile No.: (408) 423-8520

with copies to:
Bingham McCutchen LP
Three Embarcadero Center
San Francisco, California 94111
Attention: James M. Rockett
Facsimile No.: (415) 393-2286

(b)           if to the Manager to:
Carpenter Fund Manager GP, LLC
5 Park Plaza, Suite 950
Irvine, California 92614
Attn:      Robert E. Sjogren, Secretary
Voice:  (949) 261-8888
Facsimile No.: (949) 261-0880

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with copies to:
Manatt, Phelps & Phillips, LLP
695 Town Center Drive, 14th Floor
Costa Mesa, California   92626
Attn:     Angelee J. Harris
Tel:  (714) 338-2720
Fax: (714) 371-2550

Each holder, by written notice given to the Issuer in accordance with this Section 3.4 may change the address to which notices, other communications or documents are to be sent to such holder.  All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.5.  Successors, Assigns and Transferees.

(a)           The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided, however, that no such assignment shall be binding upon or obligate the Issuer to any such assignee unless and until the Issuer shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement.  Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void.

(b)           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

3.6. Governing Law; Service of Process; Consent to Jurisdiction.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

(b)           To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Northern District of California and in any California State court located in the City of San Jose or San Francisco and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of California for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

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3.7.  Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.8.  Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.9.  Amendment; Waiver.

(a)           This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Issuer, the holders of a majority of Registrable Securities of each class then outstanding.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.9(a), whether or not such Registrable Securities shall have been marked accordingly.

(b)           The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.10.  Counterparts.  This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

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 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

BRIDGE CAPITAL HOLDINGS

By:
Daniel P. Meyers, President and CEO

CARPENTER FUND MANAGER GP, LLC

By:
James B. Jones, Managing Member

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Amended Exhibit F

Voting Agreement

December __, 2008

Carpenter Fund Manager GP, LLC
5 Park Plaza, Suite 950
Irvine, CA  92614

Ladies and Gentlemen:

We understand that Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”), and Bridge Capital Holdings (the “Company”) intend to enter into a Stock Purchase Agreement (the “Stock Purchase Agreement”) providing for the purchase by the Investors of $30,000,000 of Series B Mandatorily Convertible Preferred Stock of the Company (“Series B Preferred Stock”) and Series B-1 Mandatorily Convertible Preferred Stock of the Company (“Series B-1 Preferred Stock”)(the “Investment”).  The Series B Preferred Stock and the Series B-1 Preferred Stock is convertible into Common Stock of the Company (“Common Stock” or the “Conversion Shares”).

The undersigned is a shareholder of the Company and is entering into this letter agreement to induce the Manager to enter into the Stock Purchase Agreement and consummate the proposed transactions.

The undersigned confirms its agreement with you as follows:

1.           The undersigned represents, warrants and agrees that Schedule I attached hereto sets forth the shares of the Company's capital stock of which the undersigned is the record or beneficial owner and that the undersigned is on the date hereof the lawful owner of the number of shares set forth therein, free and clear of all voting agreements and commitments of any kind and free and clear of all liens and encumbrances except as set forth in Schedule I.  Except as set forth in Schedule I, the undersigned does not own or hold any rights to acquire any additional shares of the Company's capital stock (by exercise of stock options, warrants or otherwise) or any interest therein or any voting rights with respect to any additional shares.

2.           The undersigned agrees that all shares of the Company's capital stock beneficially owned by the undersigned for which it has voting rights at the record date for any meeting of shareholders of the Company called to consider and vote on the Investment and the Conversion Shares will be voted by the undersigned in favor of (A) the approval of the springing voting rights of the Preferred Stock and the authorization and issuance of the Conversion Shares issuable upon conversion of the Preferred Stock for purposes of Rule 4350 of the NASDAQ Listed Company Manual, (B) any increase in the size of the Board of Directors as required by Section 6.2 of the Stock Purchase Agreement, and (B) any other proposals necessary to permit the Company to issue the Preferred Stock and the Conversion Shares.

3.           Nothing contained herein is intended to prevent the undersigned from performing his or her duties as officer or director in exercising the Company’s rights or performing the Company’s obligations under the Stock Purchase Agreement.

Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

Very truly yours,

[Name]

Confirmed: December __, 2008

Carpenter Fund Manager GP, LLC

By:
Its: